POWER OF ATTORNEY —- FORM ID The undersigned hereby authorizes each of Stephanie Noelle Wells, Ahalya Hildreth, Yujin Yi and Jaspreet Singh of Cadence Design Systems, Inc., to: 1. prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes, passwords, and passphrases enabling the undersigned to make electronic filing with the SEC of reports required by the Securities Exchange Act of 1934 or any rule or regulation of the SEC; and take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, including acting as account administrator(s) for the undersigned and manage the undersigned’s EDGAR account, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned also ratifies hereby any action previously taken by each such attorney-in-fact that would have been authorized by this power of attorney if it has been in effect at the time such action was taken. This Power of Attorney shall only remain in effect until the aforementioned codes, passwords, and passphrases are obtained, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. Date: 9 Dec 2025 _ Name: Luc Van den hove. . Fa C CUNt #429876v1<IMANAGE> - Form ID POA (LVDK) 6N ab Ae, —~* 4 AUGoVES i eA, Uecbonn € skh, PEL. Hara Cee.